Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations and Hansen Medical Expand Development Work

Luna and Hansen will continue to integrate shape sensing technology and medical robotics

(ROANOKE, Va., May 19, 2011) - Luna Innovations Incorporated (NASDAQ: LUNA) announced today that it will expand its product development efforts under its development and supply agreement with Hansen Medical, Inc., to continue integrating Luna’s shape sensing technology into Hansen’s medical robotic products.

In December 2009, Luna and Hansen entered into a multi-year development and supply agreement in which Luna would supply and license its fiber optic shape sensing technology for integration into Hansen’s medical devices. Hansen, a global leader in flexible robotics, develops products and technology using robotics for the accurate positioning, manipulation and control of catheters and catheter based technologies. Luna and Hansen are amending the agreement to increase the development budget and expand the scope of the development work.

“The expansion of our agreement with Hansen reflects our continued dedication and focus on developing our shape sensing technology to enhance medical procedures,” said My Chung, president and chief executive officer of Luna Innovations. “We remain committed to achieving the best outcome for patients and strive to deliver solutions and enhance medical procedures that help save lives.”

“This expanded agreement is further evidence of both Hansen Medical’s and Luna’s interest in advancing medical robotic technology,” said Bruce Barclay, president and chief executive officer of Hansen Medical. “We continue to view Luna as a leader in advanced shape sensing and position tracking systems. We believe that our continued relationship has the potential to optimize robotically assisted medical procedures and positively impact patient lives.”

Luna’s shape sensing and localization technology can provide real-time position measurements to help surgeons navigate through the body. The sensing system consists of software, instrumentation and

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disposable optical sensing fiber. Luna’s technology, originally developed at NASA, is unique and designed to provide the user with an accurate, direct and continuous measurement of device location with no adverse effect from line of sight limitations and without introducing electrical signals or radiation into the body.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward-Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to the potential of Luna’s technology and intellectual property, any possible improvements to medical surgeries and/or medical outcomes, and the future relationship between Luna and Hansen and incorporation of Luna’s technology into Hansen’s products. Statements that describe Luna’s business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward-looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including technical and scientific difficulties, complications or difficulties in improving medical surgeries and/or outcomes, market forces in the medical industry, and issues that might arise in any particular business relationship, and risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov, and at the company’s website at www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com